Exhibit 10.3.3

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS
BEEN REQUESTED IS OMITTED AND IS NOTED AS FOLLOWS **REDACTED**. AN
UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

Amendment No 3

AMENDMENT TO
LICENSE AND COLLABORATION AGREEMENT

        THIS AMENDMENT TO LICENSE AND COLLABORATION AGREEMENT (this “Amendment”), is entered into this 21 day of December 2007 (the “Effective Date”) by and between Santaris Pharma A/S, a Danish corporation having its principal place of business at Hørsholm, Denmark (“Santaris”), and Enzon Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at Bridgewater, New Jersey 08807 (“Enzon”). Santaris and Enzon may be referred to herein individually as a “Party” or collectively, as the “Parties”.

BACKGROUND

        WHEREAS, Enzon and Santaris entered into the License and Collaboration Agreement dated July 26, 2006 (the “Agreement”); and

        WHEREAS, the Agreement was amended by Amendment No 1 dated 13th of June and Amendment No 2 dated 25th of June 2007.

        WHEREAS, Enzon and Santaris desire to amend and restate certain provisions of the Agreement.

        WHEREAS, Enzon and Santaris changed the discovery process activities to allow Enzon to make certain mini-tox studies.

        NOW, THEREFORE, in consideration of the covenants and obligations expressed herein and intending to be legally bound, and otherwise bound by proper and reasonable conduct, the Parties agree as follows:

1.     Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

2.     Section 5.4 of the Agreement is hereby amended and restated in its entirety as follows:

Compound Selection. Each LNA Compound delivered by Santaris to Enzon will be identified by Santaris pursuant to the selection process set forth in Schedule 5.4A (the “Compound Selection Process”) and shall satisfy the acceptance criteria set forth for such Additional Target in Schedule 5.4B (the “Compound Acceptance Criteria”). Following the Compound Selection Process, Santaris shall provide Enzon with written reports detailing the results of such process, including its design, synthesis, first screening efforts, second screening efforts, as well as the sequences of any and all LNA Compounds resulting from such process that meet the Compound Acceptance Criteria. Upon

Amendment No 3

Santaris’ delivery, at Santaris’ cost, of [**Redacted**] of each of [**Redacted**] LNA Compounds that meet the Compound Acceptance Criteria each of which is an “Accepted LNA Compound” for Enzon’s [**Redacted**] (which LNA Compounds shall satisfy the obligations of Santaris under Section 5.3), Enzon shall pay the required amount under Section 7.3; provided, however, in the event that Santaris elects to deliver the LNA Compounds to Enzon more frequently than with respect to [**Redacted**] Additional Target every [**Redacted**] pursuant to Section 5.3, Enzon shall not be required to pay the amount required under Section 7.3 more than once in any [**Redacted**] period pursuant to the terms of Section 7.3. Following Enzon’s [**Redacted**], which shall last no longer than [**Redacted**], Santaris shall at Santaris’ cost provide Enzon with one and [**Redacted**] of substance for [**Redacted**] LNA Compounds (identified by Enzon) meeting the applicable Compound Acceptance Criteria for an Additional Target (each of which is an Accepted LNA Compound). Enzon shall have the right to synthesize or have synthesized by a Third Party, at Enzon’s sole cost, additional quantities of any and all LNA Compounds delivered by Santaris, as well as quantities of any additional LNA Compounds disclosed in the written reports provided by Santaris pursuant to this Section 5.4 that also meet the applicable Compound Acceptance Criteria (each such additional LNA Compound synthesized by or for Enzon, if any shall also be an Accepted LNA Compound).

3.     Section 5.5 of the Agreement is hereby amended and restated in its entirety as follows:

In-Vitro and In-Vivo Profiling by Enzon. Enzon shall conduct such additional in-vitro and in-vivo testing as it deems appropriate in its sole discretion to select Accepted LNA Compounds for further Development. Enzon shall use its Diligent Efforts to determine, within [**Redacted**] after delivery of [**Redacted**] of substance for [**Redacted**] LNA Compounds (identified by Enzon) Accepted LNA Compound against each Additional Target from Santaris, whether it wishes to select any Accepted LNA Compound to commence [**Redacted**]; provided, however, if Santaris delivers the Accepted LNA Compound for more than [**Redacted**] Additional Target in any [**Redacted**] period, Enzon shall have an additional period of time equal to the amount of time such Accepted LNA Compound was delivered earlier than expected. For example, if Santaris delivers Accepted LNA Compound against the [**Redacted**] Additional Target on [**Redacted**], Enzon shall have [**Redacted**] to determine whether it wishes to select any Accepted LNA Compound to commence pre-clinical toxicology studies for Target [**Redacted**] and [**Redacted**] months for Target [**Redacted**]. Further, for example if Santaris delivers Accepted LNA Compound against the [**Redacted**] Additional Targets on [**Redacted**],

Amendment No 3

Enzon shall have [**Redacted**] to determine whether it wishes to select any Accepted LNA Compound to commence [**Redacted**] for Target [**Redacted**] and [**Redacted**] for Target [**Redacted**] from such delivery to make such determination. Each such Accepted LNA Compound selected by Enzon in writing to Santaris shall be designated a “Selected LNA Compound”.

4.     The table in Section 6.1(a) of the Agreement is hereby amended and restated in its entirety as follows:

Development Milestone	Time to Achieve

[**Redacted**]	[**Redacted**] (or such longer period of time as extended pursuant to Section 5.5) after delivery of one and one-half (1-1/2) grams of substance for two (2) LNA Compounds (identified by Enzon) Accepted LNA Compound against each Additional Target from Santaris
[**Redacted**]	(a) [**Redacted**] in respect of [**Redacted**]; (b) [**Redacted**] after the [**Redacted**]; and (c) in respect of other Selected LNA Compounds, [**Redacted**]

5.     Section 7.3 of the Agreement is hereby amended and restated in its entirety as follows:

Selected LNA Compound Acceptance Fees. Within thirty (30) days after the delivery by Santaris of [**Redacted**] of each of [**Redacted**] LNA Compounds that meet the Compound Acceptance Criteria for Enzon’s [**Redacted**] for an Additional Target pursuant to Section 5.4, Enzon shall pay US[**Redacted**] with respect to each of six (6) Additional Targets; provided, however, in the event that Santaris elects to deliver the LNA Compounds meeting the Compound Acceptance Criteria for more than [**Redacted**] Additional Target in any [**Redacted**] period, Enzon shall not be required to pay the amount required under this Section 7.3 more than once in any [**Redacted**] period. For example, if Santaris delivers

Amendment No 3

[**Redacted**] of each of [**Redacted**] LNA Compounds that meet the Compound Acceptance Criteria for Enzon’s [**Redacted**] for [**Redacted**] Additional Targets on [**Redacted**] and delivers another [**Redacted**] of each of [**Redacted**] LNA Compounds that meet the Compound Acceptance Criteria for Enzon’s [**Redacted**] for the [**Redacted**] Additional Target on [**Redacted**], Enzon shall owe Santaris a payment on [**Redacted**] for the [**Redacted**] Additional Target, a payment on [**Redacted**] for the [**Redacted**] Additional Target, and a payment on [**Redacted**] of the [**Redacted**] for the [**Redacted**] Additional Target. If the first Event Milestone Payment payable under Section 7.4 in respect of any Additional Target is payable before the amount payable under this Section 7.3 in respect of such Additional Target is payable, such amount payable under this Section 7.3 shall be paid at the same time as such Event Milestone Payment is payable. For the purpose of Section 10.4(b)(ii), the amounts payable under this Section 7.3 shall accrue upon delivery of such quantities of LNA Compounds meeting the Compound Acceptance Criteria for an Additional Target, even if the payment may be deferred as provided above.

6.     The fourth section of Schedule 5.4. A of the Agreement is hereby amended and restated in its entirety as follows:

[**Redacted**].

7.     The last section of Schedule 5.4. A of the Agreement is hereby amended and restated in its entirety as follows:

[**Redacted**].

5.     Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

6.     Resolution of all disputes arising out of or related to this Amendment or the performance, enforcement, breach or termination of this Amendment and any remedies relating thereto, shall be governed by and construed under the substantive Laws of the State of New York, without regard to conflicts of law rules that would provide for application of the Law of a jurisdiction outside New York. To the extent there is any such dispute, such dispute will be handled in accordance with the procedures set forth in Section 13 of the Agreement.

7.     This Amendment may be executed in two or more counterparts (including by facsimile or pdf file) each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Amendment No 3

        IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their proper officers as of the date and year first above written.

SANTARIS PHARMA A/S		ENZON PHARMACEUTICALS, INC.

By:	/s/ Keith McCullagh	By:	/s/ Ivan Horak

NAME: Keith McCullagh		NAME: Ivan Horak
TITLE: Chief Executive Officer		TITLE: Chief Scientific Officer

By:	/s/ Henrik Stage	By:	/s/ Ralph del Campo

NAME: Henrik Stage		NAME: Ralph del Campo
Chief Financial Officer		TITLE: EVP Technical Operations